Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES FIRST QUARTER 2012 RESULTS AND EXPANDED SHARE

REPURCHASE PROGRAM

First quarter revenue up 2.9% sequentially and 24.8% year-over-year;

Revises guidance for 2012 revenue growth to at least 20%;

Expands share repurchase program from $600 million to $1 billion

TEANECK, N.J., May 7, 2012 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its first quarter 2012 financial results.

Highlights – First Quarter 2012

•	Quarterly revenue rose to $1.71 billion, up 24.8% from the year-ago quarter and 2.9% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.79, compared to $0.67 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.86, compared to $0.71 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.02 in net non-operating foreign currency exchange losses.

•	Net headcount addition for the quarter was approximately 2,800.

Revenue for the first quarter of 2012 rose to $1.71 billion, up 24.8% from $1.37 billion in the first quarter of 2011. GAAP net income was $243.7 million, or $0.79 per diluted share, compared to $208.3 million, or $0.67 per diluted share, in the first quarter of 2011. Diluted earnings per share on a non-GAAP basis was $0.86. GAAP operating margin for the quarter was 18.6%. Excluding stock-based compensation expense of $31.4 million, non-GAAP operating margin was 20.4%, slightly higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Due to a slower than anticipated acceleration in demand as we entered the second quarter, we are adopting a more conservative stance for the remainder of the year and revising our guidance to at least 20% revenue growth for 2012,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “We continue to believe that we have the right portfolio of services to sustain our industry leading growth and also meet the changing demands in the market as clients continue to grapple with their dual mandates of cost containment and innovation/business transformation.”

“Our solid performance this quarter validates our strategy of continually reinvesting in our business to broaden and strengthen our service offerings,” said Gordon Coburn, President. “We continue to have a healthy long-term outlook for the business. Our clients recognize that in Cognizant, they have a partner with a strong consulting oriented and industry focused front-end team combined with a best-in-class global delivery model.”

2012 Outlook – Second Quarter and Full Year

The Company is providing the following guidance:

•	Second quarter 2012 revenue anticipated to be at least $1.79 billion.

•	Second quarter 2012 diluted EPS expected to be $0.80 on a GAAP basis and $0.87 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	Fiscal 2012 revenue expected to be at least $7.34 billion, up at least 20% compared to 2011.

•	Fiscal 2012 diluted EPS expected to be at least $3.36 on a GAAP basis, and $3.62 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“Similar to last year, we slightly exceeded our target operating margin during the first quarter – which positions us well to absorb our annual salary increases which will impact us during the second quarter, while maintaining operating margins within our target range for the year,” said Karen McLoughlin, Chief Financial Officer. “In addition, we repurchased $43 million of shares under our share repurchase program during the quarter and expanded the program to $1 billion, reflecting confidence in our growth opportunities, our commitment to drive shareholder value, and our ability to generate strong cash flows.”

Expansion of Share Repurchase Program

Today, the Company announced that its Board of Directors has authorized the expansion of its existing share repurchase program by $400 million, bringing the total authorization under the current repurchase program to $1 billion. To date, $423 million of shares have been repurchased under this program. In addition, Cognizant’s Board has extended the expiration date for the repurchase program to December 31, 2013.

Repurchases under the program may be made in the open market or through privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18. The timing of repurchases and the exact number of shares of common stock to be purchased will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors. The repurchases will be funded using the Company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.

Conference Call

Cognizant will host a conference call May 7, 2012 at 8:00 a.m. (Eastern) to discuss the Company’s first quarter 2012 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 70589605.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering 70589605 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Monday, May 21, 2012. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 140,500 employees as of March 31, 2012, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$1,711,349	$1,371,253

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	984,520	782,176
Selling, general and administrative expenses	374,178	296,330
Depreciation and amortization expense	34,752	27,382

Income from operations	317,899	265,365

Other income (expense), net:
Interest income	11,072	8,937
Other, net	(6,694)	6,198

Total other income (expense), net	4,378	15,135

Income before provision for income taxes	322,277	280,500
Provision for income taxes	78,626	72,173

Net income	$243,651	$208,327

Basic earnings per share	$0.80	$0.69

Diluted earnings per share	$0.79	$0.67

Weighted average number of common shares outstanding - Basic	303,428	304,041

Weighted average number of common shares outstanding - Diluted	309,208	311,803

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,328,535	$1,310,906
Short-term investments	1,162,660	1,121,358
Trade accounts receivable, net of allowances of $25,312 and $24,658, respectively	1,234,177	1,179,043
Unbilled accounts receivable	187,081	139,627
Deferred income tax assets, net	94,641	109,042
Other current assets	189,648	225,530

Total Current Assets	4,196,742	4,085,506
Property and equipment, net	784,975	758,034
Goodwill	289,904	288,772
Intangible assets, net	93,421	97,616
Deferred income tax assets, net	164,074	164,192
Other noncurrent assets	139,009	113,813

Total Assets	$5,668,125	$5,507,933

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$109,983	$72,205
Deferred revenue	107,817	105,713
Accrued expenses and other current liabilities	803,445	1,031,787

Total Current Liabilities	1,021,245	1,209,705
Deferred income tax liabilities, net	2,978	3,339
Other noncurrent liabilities	276,653	342,003

Total Liabilities	1,300,876	1,555,047

Stockholders’ Equity	4,367,249	3,952,886

Total Liabilities and Stockholders’ Equity	$5,668,125	$5,507,933

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,				Three Months Ended March 31,
	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Income from operations	$317,899	$31,379	(a)	$349,278	$265,365	$16,065	(b)	$281,430

Operating margin	18.6%	1.8	%(a)	20.4%	19.4%	1.1	%(b)	20.5%

Diluted earnings per share	$0.79	$0.07	(c)	$0.86	$0.67	$0.04	(c)	$0.71

Notes:

(a)	Adjustment to exclude stock-based compensation of $31,379 from income from operations of which $4,607 was reported in cost of revenues and $26,772 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Adjustment to exclude stock-based compensation of $16,065 from income from operations of which $3,487 was reported in cost of revenues and $12,578 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended March 31, 2012
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$694,724	40.6%	2.2%	21.9%
Healthcare	467,409	27.3%	2.3%	33.9%
Manufacturing/Retail/Logistics	334,794	19.6%	5.0%	22.0%
Other	214,422	12.5%	3.1%	20.5%

Total Revenue	$1,711,349		2.9%	24.8%

Revenue by Geography:
North America	$1,360,724	79.5%	2.5%	27.2%
United Kingdom	180,336	10.5%	2.5%	10.7%
Rest of Europe	103,589	6.1%	5.4%	11.4%

Europe - Total	283,925	16.6%	3.5%	11.0%
Rest of World	66,700	3.9%	7.2%	46.9%

Total Revenue	$1,711,349		2.9%	24.8%